Exhibit 99.1

NEWS RELEASE

Global Power Equipment Group Inc. 400 E Las Colinas Blvd., Suite 400, Irving, TX 75039

IMMEDIATE RELEASE

Global Power Equipment Group to Acquire

Koontz-Wagner Custom Controls

IRVING, Texas, July 16, 2012 – Global Power Equipment Group Inc. (NASDAQ: GLPW) (“Global Power” or “Company”) announced today that it has entered into a definitive agreement to acquire Koontz-Wagner Custom Controls Holdings LLC (“Koontz-Wagner”), a leading manufacturer and integrator of engineered packaged control house solutions for the energy, oil & gas, and electrical industries. The $31.5 million acquisition will be funded entirely from the Company’s cash on hand.

The addition of Koontz-Wagner’s engineered packaged control house solutions will expand Global Power’s products portfolio to its current customers, and supports the global expansion into adjacent infrastructure products and services. The deal is subject to customary closing conditions, and is expected to close by September 30, 2012.

“Koontz-Wagner is a terrific fit for the Global Power business,” said Luis Manuel Ramírez, President and Chief Executive Officer of Global Power. “Koontz-Wagner complements our current customer offering, as well as expands our reach in the rapidly expanding energy segments. It also represents a significant step forward in realizing our strategic goal to establish Global Power as a leader in the design and manufacture of natural gas turbine auxiliary equipment. With this first important step, we are well-positioned to continue to invest in growth through acquisitions and global expansion.”

Headquartered in South Bend, Indiana since 1921, Koontz-Wagner has delivered products and services to more than 1000 customer sites in over 35 countries. In 2011, Koontz-Wagner had $34 million in revenue.

Mr. Ramírez added, “We are acquiring a trusted brand, and a business team positioned well to deliver. Today’s announcement marks an opportunity for both our customers and employees.”

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. Through its Services Division, the Company provides on-site specialty support and outage management services for commercial nuclear reactors in the United States and maintenance services to fossil and hydroelectric power plants and other industrial operations. Through its Products Division, the Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-

Global Power Equipment Group to Acquire Koontz-Wagner Custom Controls

July 16, 2012

related equipment for industrial operations, with over 40 years of power generation industry experience. With a strong competitive position in its product lines, the Company benefits from a large installed base of equipment in domestic and international markets. Additional information about Global Power Equipment Group Inc. may be found at www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including the section of our Annual Report on Form 10-K filed with the SEC on March 14, 2012 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah Pawlowski

Kei Advisors

(716) 843-3908

investorrelations@globalpower.com

###